jpm05s2_gr2 -- 22NS

JPMorgan Securities, Inc.     Trading Desk - 212-834-2499     Marc Simpson212-834-

Balance	$24,125,000.00	Delay	24	WAC(5)	5.87800	WAM(5)	357
Coupon	5.50000	Dated	08/01/2005	NET(5)	5.50000	WALA(5)	2
Settle	08/31/2005	First Payment	09/25/2005

Price	100 PSA	200 PSA	300 PSA	400 PSA	500 PSA
	Yield	Yield	Yield	Yield	Yield
98-28 5/8	5.63786	5.64819	5.65664	5.66371	5.67078
98-30 5/8	5.63140	5.64083	5.64855	5.65500	5.66146
99-00 5/8	5.62494	5.63348	5.64046	5.64631	5.65215
99-02 5/8	5.61849	5.62613	5.63238	5.63762	5.64285
99-04 5/8	5.61204	5.61879	5.62431	5.62893	5.63356
99-06 5/8	5.60560	5.61146	5.61625	5.62026	5.62427
99-08 5/8	5.59917	5.60413	5.60819	5.61159	5.61499
99-10 5/8	5.59274	5.59681	5.60014	5.60293	5.60572
99-12 5/8	5.58631	5.58950	5.59210	5.59428	5.59645
99-14 5/8	5.57990	5.58219	5.58406	5.58563	5.58720
99-16 5/8	5.57349	5.57489	5.57603	5.57699	5.57795
99-18 5/8	5.56708	5.56759	5.56801	5.56836	5.56871
99-20 5/8	5.56068	5.56030	5.55999	5.55973	5.55948
99-22 5/8	5.55429	5.55302	5.55199	5.55112	5.55025
99-24 5/8	5.54790	5.54575	5.54398	5.54251	5.54103
99-26 5/8	5.54152	5.53848	5.53599	5.53391	5.53182
99-28 5/8	5.53514	5.53122	5.52800	5.52531	5.52262
Spread @ Center Price	128.4	128.7	129.0	129.2	129.4
WAL	15.592	12.702	10.976	9.849	8.939
Mod Durn	9.750	8.561	7.785	7.236	6.759
Mod Convexity	1.397	1.045	0.838	0.705	0.601
Principal Window	Sep10 - May35	Sep10 - May35	Sep10 - May35	Sep10 - May35	Sep10 - May35
LIBOR_1MO	3.52	3.52	3.52	3.52	3.52
Yield Curve Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 3.721 4.019 4.061 4.130 4.302 4.511

08/03/2005 11:25 AM

THE INFORMATION CONTAINED HEREIN IS QUALIFIED IN ITS ENTIRETY BY THE INFORMATION IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR THIS TRANSACTION. THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AS OF THE DATE HEREOF AND SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO YOU. THESE MATERIALS ARE SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. THIS COMMUNICATION IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. THIS COMMUNIICATION DOES NOT CONTAIN ALL THE INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. INVESTORS ARE URGED TO READ THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.